Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100306 WEST SEVENTH STREET, SUITE 3021000 LOUISIANA STREET, SUITE 625

AUSTIN, TEXAS 78729-1707FORT WORTH, TEXAS 76102-4987HOUSTON, TEXAS 77002-5008

512-249-7000817- 336-2461713-651-9944

www.cgaus.com

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Resource Partners, L.P. (the “Partnership”) on Form S-8 (File No. 333-180209, effective March 19, 2012) and Forms S-3 (File No. 333-182616, effective August 28, 2012, File No. 333-183995, effective October 2, 2012, File No. 333-193238, effective January 21, 2014 , File No. 333-202827, effective March 27, 2015, File No. 333-203269, effective April 17, 2015 and File No. 333-203800, effective August 5, 2015) and of the reference to Cawley, Gillespie & Associates, Inc. and the inclusion of our report dated February 19, 2016 in the Annual Report on Form 10-K for the year ended December 31, 2015, of the Partnership and its subsidiaries, filed with the Securities and Exchange Commission.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Robert D. Ravnaas, P.E.
President

March 4, 2016

Fort Worth, Texas